UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2013

SAUER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53598	26-3261559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 Calle Carga Unit A, Camarillo, CA	93012
(Address of principal executive offices)	(Zip Code)

(888) 829-8748

Registrant’s telephone number, including area code

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported on a Current Report on Form 8-K filed January 4, 2013, the Registrant had entered into two agreements (the “Eclipse Agreements”) with Eclipse Advisors, LLC, a New York limited liability company (“Eclipse”).  As required by these agreements, the Registrant prepared and filed, at its expense, but with the approval of Eclipse and its counsel, a Registration Statement on Form S-1 on February 25, 2013 (the “Registration Statement”).  By letter dated March 21, 2013 (the “3/21/13 Letter”), the Staff of the Commission requested the withdrawal of the Registration Statement.  The Registrant has affected the withdrawal of the Registration Statement.  The reasons given by the Staff in the 3/21/13 Letter for requesting the withdrawal of the Registration Statement may be summarized as that the agreements with Eclipse did not comply with the SEC’s public guidelines for transactions of this type.  (Although we would be willing to file the 3/21/13 letter as an exhibit to this Report, the Staff has indicated that it views the 3/21/13 Letter as confidential.)   After receipt of the 3/21/13 Letter, Eclipse and its counsel demanded that the Registrant give it a substantial number of additional upfront shares and pay additional fees upon each put by the Registrant as a condition for going forward and proposing some amendments to the Eclipse Agreements that might be in compliance with the Securities and Exchange Commission (“SEC”) policies set forth in the 3/21/13 Letter.  The Registrant was advised that these proposals were on a “take it or leave it” basis.  Based on its assessment of the chances of the Eclipse Agreements in some slightly modified form being accepted by the SEC staff and the costs and delays of filling and withdrawing additional registration agreements for any transaction with Eclipse, the Registrant requested that the Eclipse Agreements be terminated and that Eclipse return the upfront shares it previously received as the proposed transaction was not going to occur.  Eclipse has rejected this proposal and offered to terminate the agreement and keep three fourths of the upfront shares.  This is not acceptable to the Registrant as it is not in the best interest of our shareholders.  As indicated by the emails included as exhibits hereto, although it is clear that Eclipse will never raise any funds for the Registrant, Eclipse has taken the view that it has approval rights on all press releases and SEC filings by the Registrant.  Management seeks to operate this company on behalf of the shareholders and will not be governed by the terms of an agreement which is against public policy.  Management will continue to seek a return of the upfront shares from Eclipse while pursuing other financing options for the Registrant.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

99.1

Email from counsel for Eclipse to counsel for the Registrant, dated April 30, 2013.

99.2

Email from counsel for the Registrant to counsel for Eclipse, May 7, 2013.

99.3

Email from counsel for Eclipse to counsel for the Registrant, dated May 15, 2013.

99.4

Email from counsel for Eclipse to counsel for the Registrant, dated May 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUER ENERGY, INC.
June 5, 2013	By: /s/ Dieter R. Sauer, Jr.
Dieter R. Sauer, Jr., President